                                                                    EXHIBIT 10.8


                     AMENDED SALARY CONTINUATION AGREEMENT
                     -------------------------------------


     THIS AMENDED AGREEMENT, effective as of December 9, 1999, is among ACX Technologies, Inc., a Colorado corporation ("ACX"), CoorsTek, Inc., a Delaware corporation (the "Company" or "CoorsTek"), and Joseph Coors, Jr., (the "Executive").


                                    RECITALS



     1. The Executive and ACX are parties to a salary continuation agreement, effective October 1, 1994 (the "Prior Agreement"), pursuant to which ACX has agreed to provide the Executive with certain ACX stock units and nonqualified stock options.

     2. The Company intends to spin off CoorsTek to the owners of the common stock of ACX on or about December 31, 1999. Following the spinoff, CoorsTek desires to tie the Executive's benefits more closely to CoorsTek's performance.

     3. The Executive is presently employed by ACX, but will become an employee of CoorsTek upon the spinoff of CoorsTek.

     4. By entering into this Amended Agreement, the Executive is electing to convert the shares pursuant to the Prior Agreement from the $0.01 par value common stock of ACX (the "ACX Stock") into $.01 par value common stock of CoorsTek ("CoorsTek Stock").

     5. ACX, CoorsTek, and the Executive now wish to enter into this Amended Agreement to amend the Prior Agreement in certain respects and to replace the Prior Agreement with this Amended Agreement.

                                   AGREEMENT

     In consideration of the Executive's continued services to CoorsTek, the mutual covenants contained herein and other good and valuable consideration, the parties agree as follows, effective as of the spin-off:

     1.   Benefit.  As of December 31, 1999, the Executive holds 64,032 ACX
          -------
          stock units representing the right to receive 64,032 shares of ACX Stock.

     2.   Conversion of 64,032 ACX Stock Units to CoorsTek Stock Units.  By
          ------------------------------------------------------------
          entering into this agreement, Executive hereby elects to convert the Executive's 64,032 shares of ACX stock units to CoorsTek stock units. The conversion will be calculated by valuing the ACX stock units at the closing price of the ACX Stock as reported on the New York Stock Exchange on December 30, 1999, or if later, the day before CoorsTek Stock begins trading on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") in the regular market (the "ACX Pre-Spin Price") and by valuing the CoorsTek stock units at the closing price of the CoorsTek Stock as reported on NASDAQ on the first day of trading on NASDAQ (the "CoorsTek Post-Spin Price"). The number of CoorsTek stock units to be issued to Executive shall be determined by multiplying the 64,032 shares times the ACX Pre-Spin Price and dividing by the CoorsTek Post-Spin Price and by rounding a fractional share up to the next whole share.

     4.   Vesting of CoorsTek Stock Units.  The CoorsTek stock units shall vest
          -------------------------------
          based on the Executive's age and years of service as follows:

          4.1 Vesting shall be determined initially based on the Executive's age according to the following schedule:

               Age                 Vested Percentage
               -------------------------------------
               Less than 50                  0%
               50                           50%
               51                           55%
               52                           60%
               53                           65%
               54                           70%
               55                           75%
               56                           80%
               57                           85%
               58                           90%
               59                           95%
               60 and older                100%

          4.2 Vesting, determined according to the schedule above, shall be modified based on years of service so that if the Executive has fewer than ten years of service, a portion of the vested CoorsTek stock units determined above will be forfeited. The percentage of CoorsTek stock units that remain vested is determined by the following schedule:

               Years of Service    Vested Percentage
               -------------------------------------
               Fewer than 5                  0%
               5                            50%
               6                            60%
               7                            70%
               8                            80%
               9                            90%
               10 or more                  100%

     For example, an Executive who terminates employment at age 51 with 5 years of service will be 27.5% vested (55% x 50%).

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          4.3  Upon a "change in control" (as defined in the CoorsTek, Inc.
               Stock Option and Incentive Plan), the CoorsTek stock units shall be 100% vested without regard to the Executive's age or service.

          4.4 For purposes of this Amended Agreement, "Year of Service" shall mean vesting service as defined under the CoorsTek, Inc. Retirement Plan (the "Retirement Plan") or any successor defined benefit plan, or if the Retirement Plan is terminated without the establishment of a successor defined benefit plan, any other qualified retirement plan maintained by CoorsTek. If the Retirement Plan is amended to provide for additional or imputed Years of Service and if the Executive retires under the Retirement Plan and receives credit for such additional Years of Service, then such additional Years of Service shall also be credited for purposes of this Amended Agreement. Service shall also include (i) all service with ACX on and after December 28, 1992 and (ii) all service prior to December 28, 1992, with Adolph Coors Company and its subsidiaries.

     5.   Forfeiture.  Notwithstanding the provisions of Section 4 above, if the
          ----------
          Executive's employment is terminated by death or for cause, as determined by CoorsTek, the CoorsTek stock units shall be forfeited in their entirety. As used in this Section 5, "cause" shall mean a gross violation, as determined by CoorsTek, of CoorsTek's established policies and procedures, provided that the effect of this Section 5 shall be limited to determining the consequences of a termination and that nothing in this Section 5 shall restrict or otherwise interfere with CoorsTek's discretion with respect to the termination of the Executive.

     6.   Payment.
          -------

          6.1 Upon termination of employment for any reason other than by death or for cause, the Executive shall be entitled to receive a number of shares of CoorsTek Stock, pursuant to the CoorsTek, Inc. Stock Option and Incentive Plan, equal to the number of his CoorsTek stock units that are then vested. The CoorsTek Stock shall be issued in one block within 30 days after retirement which is the time previously elected by the Executive under the Prior Agreement. Notwithstanding the foregoing, if the Executive is required to be separately reported in CoorsTek's annual proxy statement, the issuance of CoorsTek Stock to the Executive shall be effected no earlier than the first day of the calendar year in which CoorsTek's deduction with respect to the CoorsTek Stock issued is not limited by Code (S) 162(m).

          6.2 (a) Upon a "change in control" (as defined in the CoorsTek, Inc. Stock Option and Incentive Plan), the Executive shall be issued a number of shares of CoorsTek Stock, pursuant to the CoorsTek, Inc. Stock Option

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

               and Incentive Plan, equal to the number of his CoorsTek stock units. The shares shall be issued immediately after the change in control.

               (b) If all or any portion of the capital stock or assets of CoorsTek are disposed of and if, as a result of the disposition and immediately after the disposition, the Executive is not employed by CoorsTek, a subsidiary of CoorsTek, or an affiliate of CoorsTek, the Executive's unvested CoorsTek stock units shall become fully vested without regard to the Executive's age and years of service. The Executive shall be issued a number of shares of CoorsTek Stock, pursuant to the CoorsTek Stock Option and Incentive Plan, equal to the number of his CoorsTek stock units. The CoorsTek Stock shall be issued immediately after the disposition. If, however, immediately after the disposition, the Executive becomes employed by CoorsTek, a subsidiary of CoorsTek, or an affiliate of CoorsTek, the Executive's unvested CoorsTek stock units shall not become fully vested as a result of the disposition, but shall continue to vest according to Section 4 of this Amended Agreement.

          6.3 The Company shall issue irrevocable instructions to the Company's transfer agent to issue certificates to the Executive for a number of shares of CoorsTek Stock equal to the number of vested CoorsTek stock units on the 15th calendar day after the Executive terminates employment. Notwithstanding the foregoing, if the Executive is required to be separately reported in CoorsTek's annual proxy statement, the issuance of CoorsTek Stock to the Executive shall be effected no earlier than the first day of the calendar year in which CoorsTek's deduction with respect to the CoorsTek Stock issued is not limited by Code (S) 162(m). The day on which the Company issues the irrevocable instructions shall be the day on which the CoorsTek Stock shall be valued for purposes of determining the Executive's taxable compensation unless, based on all the facts and circumstances, the Committee (as defined in Section 11.3 below) determines that the trading prices on that day do not adequately reflect CoorsTek Stock's fair market value in which case the Committee shall determine how the Stock shall be valued.

          6.4 If the Executive dies before payment of the amount due under this Amended Agreement is completed, the amount remaining shall be paid to the Executive's beneficiary as set forth in the Executive's Beneficiary Designation designated under the Prior Agreement and attached as Appendix A. The Executive may change his Beneficiary Designation at any time and from time to time without the consent of any previously designated beneficiary. If the Executive dies after termination of employment, the irrevocable instructions shall be given to the transfer agent at the time provided in Section 6.3. If necessary, the transfer agent

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

               shall be given follow-up instructions to issue the certificate in the name of the Executive's beneficiary.

          6.6 The Executive shall not have any rights as a stockholder with respect to any shares of CoorsTek Stock represented by a CoorsTek stock unit until the Executive becomes the holder of record of such CoorsTek Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date the Executive becomes the holder of record of the CoorsTek Stock.

     7.   Unfunded General Obligation of the Company.  The amounts payable under
          ------------------------------------------
          this Amended Agreement are unfunded general obligations of CoorsTek. CoorsTek shall not be required to fund its obligations under this Amended Agreement in any manner, and the Executive shall have no right or interest in any asset of CoorsTek, but shall be only an unsecured general creditor of CoorsTek with respect to all amounts due in accordance with the provisions of this Amended Agreement. Nothing contained in this Amended Agreement and no action taken pursuant to the provisions of this Amended Agreement shall create or be construed to create a trust of any kind, or fiduciary relationship between CoorsTek and the Executive, or any other person.

     8.   No Assignment.  Neither the Executive nor his beneficiary shall have
          -------------
          any right to assign, transfer, pledge, encumber, or dispose of the right to receive payments under this Amended Agreement and any attempt to so anticipate, alienate, sell transfer, assign, pledge, encumber or charge prior to such receipt shall be void. CoorsTek shall not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to the payment of any amounts under this Amended Agreement.

     9.   Withholding of Applicable Taxes.  All payments hereunder shall be
          -------------------------------
          subject to withholding of all applicable taxes and such amounts shall be withheld from amounts payable hereunder, whether to the Executive or his beneficiary. The Executive may elect to satisfy the withholding obligation with CoorsTek Stock, pursuant to the CoorsTek, Inc. Stock Option and Incentive Plan.

     10.  Amendment.  This Amended Agreement may be amended, altered or revoked
          ---------
          only by a written instrument executed by CoorsTek and the Executive.

     11.  Miscellaneous Provisions.
          ------------------------

          11.1 Effect on Other Benefit Plans.  Any payments under this Amended
               -----------------------------
               Agreement shall not be deemed salary or other compensation received by or payable to the Executive for the purpose of computing benefits to which the Executive may be entitled under any other pension plan, benefit plan or other similar arrangement of CoorsTek for the benefit of its employees.

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

          11.2 No Contract of Employment.  This Amended Agreement shall not be
               -------------------------
               construed as a contract of employment nor does it restrict the right of CoorsTek to discharge the Executive for cause or for any other reason or the right of the Executive to terminate his employment with CoorsTek.

          11.3 Compensation Committee to Administer Amended Agreement.  The
               ------------------------------------------------------
               Compensation Committee (the "Committee") of the Board of Directors of CoorsTek shall administer and interpret this Amended Agreement and no member of the Committee shall be liable to any person for any action taken or omitted with respect to the interpretation and administration of this Amended Agreement unless attributable to the Committee member's own willful misconduct or gross negligence.

          11.4 Committee May Grant Additional Stock Units and Options.  If the
               ------------------------------------------------------
               Executive receives a large salary increase as part of a promotion or otherwise, the Committee may, in its sole discretion, grant additional CoorsTek stock units and options as part of this Amended Agreement if it believes such an increase in stock units and options is justified.

          11.5 Replacement of Prior Agreement.  This Amended Agreement shall
               ------------------------------
               replace the Prior Agreement in its entirety and rescinds all obligations under the Prior Agreement. This Amended Agreement contains the entire agreement of the parties hereto with respect to the subject matter of this Amended Agreement.

          11.6 Interpretive Rules.  The headings and underlined section titles
               ------------------
               are included solely for convenience of reference, and shall have no significance in the interpretation of this Amended Agreement. Where appropriate in this Amended Agreement, words used in the singular shall include the plural and words used in the masculine shall include the feminine. If any provision of this Amended Agreement is illegal and invalid for any reason, such illegality or invalidity shall not affect the remaining provisions. On the contrary, such remaining provisions shall be fully severable, and this Amended Agreement shall be construed and enforced as if such illegal or invalid provision never had been a part of this Amended Agreement.

          11.7 ACX. ACX is a party to this Amended Agreement solely for the
               ---
               purpose of effecting the amendment and replacement of the Prior Agreement, in its entirety, by this Amended Agreement.

          11.8 Governing Law.  This Amended Agreement shall be construed in
               -------------
               accordance with and administered under the laws of the State of Colorado.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Amended Agreement this 9th day of December, 1999, to be effective as of the effective date of the spin-off.


                                        ACX TECHNOLOGIES, INC.


                                        By: /s/ Jill B.W. Sisson
                                            --------------------
                                            Jill B.W. Sisson

                                        Title: Secretary
                                               ---------


                                        COORSTEK, INC.



                                        By: /s/ Katherine A. Resler
                                            -----------------------
                                            Katherine A. Resler

                                        Title: Secretary
                                               ---------



                                        EXECUTIVE

                                        /s/ Joseph Coors, Jr.
                                        ---------------------
                                        Joseph Coors, Jr.


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